Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
(574) 372-4989	(574) 371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces the Early Tender Results and Upsizing of Its Cash Tender Offers for

Certain Outstanding Debt Securities

(WARSAW, IN) December 5, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced that, pursuant to its previously-announced cash tender offers (the “Offers”) for the debt securities identified in the table below (collectively, the “Notes”), approximately $2.6 billion in aggregate principal amount of Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, today, December 5, 2016 (the “Early Tender Deadline”). The Company also announced that it is increasing the aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees related to the Offers) from $1.1 billion to $1.25 billion. The terms and conditions of the Offers are described in the Offer to Purchase dated November 21, 2016 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”), and remain unchanged except as amended hereby.

The following table sets forth certain information regarding the Notes and the Offers, including the aggregate principal amount of each series of Notes that was validly tendered and not validly withdrawn on or prior to the Early Tender Deadline:

Title of Security	CUSIP Number	Principal Amount Outstanding Prior to Offers	Acceptance Priority Level	Tender Cap(1)	Aggregate Principal Amount Tendered
5.750% Senior Notes due 2039	98956PAB8	$500,000,000	1	$250,000,000	$182,227,000
4.450% Senior Notes due 2045	98956PAH5	$1,250,000,000	2	N/A	$854,576,000
4.250% Senior Notes due 2035	98956PAG7	$500,000,000	3	N/A	$319,295,000
3.550% Senior Notes due 2025	98956PAF9	$2,000,000,000	4	$200,000,000	$1,060,858,000
4.625% Senior Notes due 2019	98956PAA0	$500,000,000	5	$200,000,000	$171,447,000

(1)	The Tender Cap for each series represents the maximum aggregate principal amount of Notes of such series that will be purchased in the Offers.

Because the aggregate purchase price for certain series of validly tendered Notes exceeds the Maximum Tender Amount, the Notes will be subject to the Acceptance Priority Levels (as defined in the Offer to Purchase) and proration, each as described in the Offer to Purchase and Letter of Transmittal.

The principal amount of each series of Notes listed in the table above ultimately accepted for purchase will depend upon the determination of the Total Consideration (as defined in the Offer to Purchase) at 11:00 a.m., New York City time, on December 6, 2016, will be determined in accordance with the Maximum Tender Amount, the applicable Tender Caps and the Acceptance Priority Levels set forth in the table above, and will be subject to the Financing Condition (as defined in the Offer to Purchase), in each case as described in the Offer to Purchase and Letter of Transmittal or as amended hereby. As a result, a holder who validly tenders Notes pursuant to the Offers may have all or a portion of its Notes returned to it, and the amount of Notes returned will depend on the overall level of participation of holders in the Offers and on the satisfaction or waiver of the conditions of the Offers, including, without limitation, the Financing Condition.

Holders of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered by such holders and accepted for purchase by the Company. Accrued interest up to, but not including, the Early Settlement Date (as defined below) will be paid in cash on all validly tendered Notes accepted for purchase by the Company in the Offers. The Company reserves the right, subject to applicable law, to further increase or waive the Maximum Tender Amount or any applicable Tender Cap. The settlement date for the Notes accepted by the Company in connection with the Early Tender Deadline is expected to be on December 13, 2016 (the “Early Settlement Date”), subject to the Financing Condition.

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on December 19, 2016, because holders of Notes subject to the Offers validly tendered and did not validly withdraw Notes on or prior to the Early Tender Deadline for which the aggregate purchase price exceeds the Maximum Tender Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Deadline.

The purpose of the Offers is to reduce the principal amount of the Company’s outstanding debt securities. Notes purchased in the Offers will be retired and cancelled.

Information Relating to the Offers

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is D.F. King & Co, Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co, Inc. by telephone at (888) 564-8149 (toll-free) or (212) 269-5550 (banks and brokers) or by email at zbh@dfking.com. Questions regarding the Offers should be directed to J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free) or Wells Fargo Securities, LLC, Liability Management Group, at (704) 410-4760 (collect) or (866) 309-6316 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the cash tender offers for certain outstanding senior notes of the Company. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.